Exhibit 21
Principal Subsidiaries of Hewlett Packard Enterprise Company

The registrant's principal subsidiaries and affiliates as of October 31, 2016 are included in the list below.
ARGENTINA
—Hewlett-Packard Argentina S.R.L.
AUSTRALIA
—Hewlett-Packard Australia Pty. Ltd.
—HP Enterprise Services Australia Pty Ltd
—HP Financial Services (Australia) Pty Limited
AUSTRIA
—Hewlett-Packard Gesellschaft mbH
BELGIUM
—Hewlett-Packard Belgium SPRL/BVBA
—Hewlett-Packard Coordination Center CVBA/SCRL
BERMUDA
—High Tech Services Insurance, Ltd.
BOTSWANA
—HP Botswana (Proprietary) Limited
BRAZIL
—HP Financial Services Arrendamento Mercantil S.A.
—Hewlett-Packard Brasil Ltda.
—Hewlett-Packard Servi¸cos Ltda
BULGARIA
—Hewlett-Packard Bulgaria EOOD
CANADA
—Hewlett-Packard (Canada) Co.
—Hewlett-Packard Financial Services Canada Company
CAYMAN ISLANDS
—Hewlett-Packard Marigalante Ltd.
—Sapphire Holding Co.
—H3C Holdings Limited
—Hewlett-Packard G1 SPV (Cayman) Company
CHILE
—Hewlett-Packard Chile Comercial Limitada

—HP Financial Services (Chile) Limitada
CHINA
—Hangzhou H3C Technologies Co., Ltd
—Hewlett Packard Enterprise (China) Co., Ltd.
—Shanghai Hewlett-Packard Co. Ltd.
—Unis Huashan Technologies Co., Ltd
—Hewlett-Packard Leasing Limited
COLOMBIA
—Hewlett Packard Colombia Ltda.
COSTA RICA
—Hewlett-Packard Costa Rica, Limitada
CROATIA
—Hewlett-Packard d.o.o.
CYPRUS
—Hewlett-Packard Cyprus Ltd
CZECH REPUBLIC
—Hewlett-Packard s.r.o.
DENMARK
—Hewlett-Packard ApS
ECUADOR
—Hewlett-Packard Ecuador Cia. Ltda.
EGYPT
—Hewlett-Packard Egypt Ltd.
FINLAND
—Hewlett-Packard OY
FRANCE
—Hewlett-Packard France SAS
GERMANY
—Hewlett-Packard GmbH
GHANA
—Hewlett-Packard Ghana Limited
GREECE
—Hewlett-Packard Hellas EPE
GUATEMALA
—Hewlett-Packard Guatemala, Limitada

HONG KONG
—Hewlett-Packard HK SAR Ltd.
HUNGARY
—Hewlett-Packard Magyarország Kft.
INDIA
—Hewlett-Packard Globalsoft Private Limited
—Hewlett Packard Enterprise India Private Limited
—Hewlett-Packard Financial Services (India) Private Limited
IRELAND
—Hewlett-Packard International Bank Public Limited Company
—Aruba Networks International Limited
—Hewlett Packard Enterprise Ireland Ltd.
ISRAEL
—Hewlett-Packard (Israel) Ltd.
ITALY
—HPE Services Italia S.r.l.
—Hewlett-Packard Italiana S.r.l.
JAPAN
—Hewlett-Packard Japan, Ltd.
—HP Financial Services (Japan) K.K.
KOREA, REPUBLIC OF
—Hewlett-Packard Korea Ltd.
—HP Financial Services Company (Korea)
LATVIA
—Hewlett-Packard SIA
LITHUANIA
—UAB Hewlett-Packard
MACAU
—Hewlett-Packard Macau Limited
MALAYSIA
—Hewlett-Packard (M) Sdn. Bhd.
MEXICO
—Hewlett-Packard Mexico S. de R.L. de C.V.
—Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
MOROCCO

—Hewlett-Packard SARL
—HP-CDG IT Services Morocco
MOZAMBIQUE
—Hewlett-Packard Moçambique, Limitada
MAURITIUS
—Compaq Computer (Mauritius)
NETHERLANDS
—Compaq Trademark B.V.
—Hewlett Packard Enterprise B.V.
—Hewlett-Packard Nederland B.V.
—Hewlett-Packard Caribe B.V.
NEW ZEALAND
—Hewlett-Packard New Zealand
NIGERIA
—Hewlett-Packard (Nigeria) Limited
NORWAY
—Hewlett-Packard Norge AS
PERU
—Hewlett-Packard Peru S.R.L.
PHILIPPINES
—Hewlett-Packard Philippines Corporation
POLAND
—Hewlett-Packard Enterprise Polska sp. z o.o.
PORTUGAL
—Hewlett-Packard Portugal Lda.
PUERTO RICO
—Hewlett-Packard Technology Center, Inc.
ROMANIA
—Hewlett-Packard (Romania) SRL
SERBIA
—Enterprise Services d.o.o. Beograd
SINGAPORE
—Hewlett-Packard Asia Pacific Pte. Ltd.
—Hewlett-Packard Singapore (Sales) Pte. Ltd.
SLOVAKIA

—Hewlett-Packard Slovakia s.r.o.
SOUTH AFRICA
—Hewlett-Packard South Africa (Proprietary) Limited
SPAIN
—Hewlett-Packard Servicios España S.L.
SWEDEN
—Hewlett-Packard Sverige AB
SWITZERLAND
—Hewlett Packard Enterprise B.V., Amstelveen, Meyrin Branch
—Hewlett-Packard International Sàrl
—Hewlett-Packard (Schweiz) GmbH
TAIWAN
—Hewlett Packard Taiwan Ltd.
TANZANIA
—Hewlett-Packard (Tanzania) Limited
THAILAND
—Hewlett-Packard (Thailand) Limited
TURKEY
—Hewlett-Packard Teknoloji, Çözümleri Limited, Sirketi
UGANDA
—Hewlett-Packard Uganda Limited
UNITED ARAB EMIRATES
—Hewlett-Packard Middle East FZ-LLC
UNITED KINGDOM
—Hewlett-Packard Manufacturing Ltd
—EntServ UK Limited
—Hewlett-Packard Limited
UNITED STATES
CALIFORNIA
—Hewlett-Packard Inter-Americas
DELAWARE
—3Com International, Inc.
—3PAR Inc.
—Aruba Networks Inc. USA
—ArcSight, LLC

—EDS Global Contracts, LLC
—EDS World Corporation (Far East) LLC
—EDS World Corporation (Netherlands) LLC
—Hewlett-Packard Administrative Services LLC
—Hewlett-Packard Bermuda Enterprises, LLC
—Hewlett-Packard Financial Services Company
—Hewlett-Packard Luxembourg Enterprises, LLC
—Hewlett-Packard Software, LLC
—HP Enterprise Services, LLC
—HP Financial Services International Holdings Company
—HPFS Global Holdings I, LLC
—HPFS Global Holdings II, LLC
—SafeGuard Services LLC
—TippingPoint Holdings, Inc.
—TippingPoint Technologies, Inc.
—Vertica Systems, Inc.
ILLINOIS
—Hewlett-Packard State & Local Enterprise Services, Inc.
NEVADA
—Hewlett-Packard Asia Pacific Services Corporation
—Hewlett-Packard World Services Corporation
NEW YORK
—EYP Mission Critical Facilities, Inc.
NORTH CAROLINA
—Wendover Financial Services Corporation
TEXAS
—NHIC, Corp.
VENEZUELA
—Hewlett-Packard Venezuela, S.R.L.